Exhibit 10.47

SECOND AMENDED AND RESTATED

FRESH CHOICE, INC.

1988 STOCK OPTION PLAN

(As Amended Through July 12, 2001)

1.         Purpose.  The Fresh Choice, Inc. 1988 Stock Option Plan (the “Initial Plan”) was adopted on February 28, 1989.  The Initial Plan was amended from time to time and then subsequently amended and restated effective as of September 25, 1992 (the “Prior Plan”).  The Prior Plan is hereby amended and restated on March 20, 1993 in its entirety (the “Plan”) to establish a program of automatic option grants to certain individuals who are members of the Board of Directors of Fresh Choice, Inc. who are not employees of Fresh Choice, Inc.  The Plan is established to create additional incentive for key employees, directors and consultants of Fresh Choice, Inc., a Delaware corporation, and any successor corporation thereto (collectively referred to as the “Company”), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), to promote the financial success and progress of the Participating Company Group.  For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.         Administration.

(a)     Administration by Board and/or Committee.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board.  Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.  All questions of interpretation of the Plan or of any options granted under the Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

(b)     Limitation of Authority With Respect to Director Options.  Notwithstanding any provision herein to the contrary, the Board shall have no authority, discretion, or power to select the Eligible Directors (as defined in paragraph 9 below) of the Company who will receive Director Options (as defined in paragraph 9 below) under the Plan, to set the exercise price of Director Options granted under the Plan, to determine the number of shares of Stock to be granted under a Director Option or the time at which such options are to be granted, to establish the duration of Director Options, or alter any other terms or conditions specified in the Plan with respect to Director Options, except in the sense of administering the Plan subject to the provisions of the Plan.

(c)     Options Authorized.  Options may be either incentive stock options as defined in section 422 of the Code (“Incentive Stock Options”) or nonqualified stock options.

(d)     Authority of Officers.  Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

(e)     Disinterested Administration.  With respect to the participation in the Plan of employees who are also officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall be administered by the Board in compliance with the “disinterested administration” requirement of Rule 16b–3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation (“Rule 16b-3”).

(f)      Compliance with Section 162(m) of the Code.  In the event a Participating Company is a “publicly held corporation” as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder (“Section 162(m)”), the Company may establish a committee of outside directors meeting the requirements of paragraph 4(C)(i) of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.         Eligibility.  The Options may be granted only to full-time employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants or other independent contractors to the Participating Company Group.  Except as provided in paragraph 2(b) above, the Board shall, in the Board’s sole discretion, determine which persons shall be granted Options (an “Optionee”).  A director of the Company shall be eligible to be granted only a nonqualified stock option unless the director is also an employee of the Company.  Furthermore, a director of the Company who is not an employee of the Company shall be eligible to be granted only a Director Option (as defined below) under the terms set forth in paragraph 9 below.  An individual who is rendering services as a consultant or other independent contractor shall be eligible to be granted only a nonqualified stock option.  An Optionee may, if otherwise eligible, be granted additional Options.

4.         Shares Subject to Option.  Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock of the Company (the “Stock”), subject to adjustment as provided in paragraph 11 below.  The maximum number of shares of Stock which may be issued under the Plan shall be One Million Five Hundred Thousand (1,500,000) shares.  Subject to adjustment as provided in paragraph 11 below, at any such time as a Participating Company is a “publicly held corporation” as defined in paragraph 2 of Section 162(m), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than One Hundred Thousand (100,000) shares (the “Per Optionee Limit”).  In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subjected to an Option.  Notwithstanding the foregoing, any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3.

5.         Time for Granting Options.  All Options shall be granted, if at all, by February 28, 2009; provided, however, that all Incentive Stock Options shall be granted, if at all, by February 29, 2008.

6.         Terms, Conditions and Form of Options Which Are Not Director Options.  Subject to the provisions of the Plan, the Board shall determine for each Option which is not a Director Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the exercisability of the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the Plan.  Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

(a)     Exercise Price.  The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the exercise price per share for a nonqualified stock option shall not be less than eighty-five percent (85%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date the Option is granted.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

(b)     Exercise Period of Options.  The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, (ii) no nonqualified stock option shall be exercisable after the expiration of ten (10) years and one (1) month after the date such Option is granted and (iii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

(c)     Payment of Exercise Price.  Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company’s stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (iii) by the Optionee’s recourse promissory note, (iv) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option, or (v) by any combination thereof.  The Board may at any time or from time to time, by adoption of or by amendment to either of the standard forms of stock option agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one (1) or more forms of consideration.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company’s stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company’s stock.  Furthermore, no promissory note shall be permitted if an exercise using a promissory note would be a violation of any law.  Any permitted promissory note shall be due and payable not more than five (5) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code.  The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

7.         Standard Forms of Stock Option Agreement for Options Which Are Not Director Options.

(a)     Incentive Stock Options.  Unless otherwise provided for by the Board at the time an Option is granted, an Option designated by the Board as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of incentive stock option agreement attached hereto as Exhibit A and incorporated herein by reference.

(b)     Nonqualified Stock Options.  Unless otherwise provided for by the Board at the time an Option is granted or unless the Option is a Director Option, an Option designated by the Board as a “Nonqualified Stock Option” shall comply with and be subject to the terms and agreement attached hereto as Exhibit B and incorporated herein by reference.

(c)     Standard Term for Options.  Unless otherwise provided for by the Board in the grant of an Option and under the terms of the Plan, any Incentive Stock Option granted hereunder shall be exercisable for a term of ten (10) years and any nonqualified stock option granted hereunder shall be exercisable for a term of ten (10) years and one (1) month.

8.         Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of either of the standard forms of stock option agreement described in paragraph 7 above either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of agreements shall be in accordance with the terms of the Plan.  Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

9.         Terms, Conditions and Form of Director Options.  The terms and conditions of an Option granted to an Eligible Director (a “Director Option”) shall be as set forth below.  Director Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit C, which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)     Eligible Directors.  A member of the Board of Directors of the Company who is not an employee of the Company and who is not an individual who performs services, whether as an employee, partner, principal, sole proprietor, director, trustee, independent contractor, or consultant for any entity which owns more than 5% of the total combined voting power of all classes of stock of the Company is eligible to receive one or more Director Options (“Eligible Director”).  No member of the Company’s Board of Directors who is not an employee of the Company is eligible to receive the grant of an option under the Plan except under the terms of this paragraph 9.

(b)     Shares Subject to a Director Option.  The number of shares of Stock subject to the initial grant to an Eligible Director shall be the number of shares of Stock equal to $100,000 divided by the fair market value of the Stock on the date of the grant of the option, rounded to the nearest whole share of Stock, up to a maximum of Ten Thousand (10,000) shares of Stock.  Each Eligible Director shall also be entitled to an annual grant with the number of shares of Stock subject to such Director Option equal to $50,000 divided by the fair market value of the Stock on the date of the option grant, rounded to the nearest whole share of Stock, up to a maximum of Three Thousand (3,000) shares of Stock.  The number of shares of Stock subject to the first annual grant to an Eligible Director who has not served as a director of the Company for the full twelve–month period preceding the date of grant of that Director Option shall be pro rated to reflect the actual period of time during that year actually served as a director, rounded to the nearest whole share of Stock.

(c)     Timing of Automatic Grants of Director Options.  The initial grant of a Director Option to an Eligible Director who has not previously received the grant of an Option under the Plan shall occur on the later of (i) the date that the stockholders of the Company approve the provisions of this paragraph 9, or (ii) the date that an individual becomes an Eligible Director.  The annual grant of a Director Option shall be made automatically to all those Eligible Directors continuing to serve as directors of the Company on the following dates: (i) the date that the stockholders of the Company approve the provisions of this paragraph 9, and (ii) the date of the Company’s meeting of the Board of Directors in the month of December, beginning with December 1993, and if no meeting of the Board of Directors is held in the month of December, the date of grant shall be December 15.  The grant shall occur automatically without the need for any action by the Board of Directors of the Company or any other body.

(d)     Election to Decline Director Option.  Notwithstanding the foregoing, any Eligible Director may elect not to receive a Director Option granted pursuant to this paragraph 9 by delivering written notice of such election to the Board (i) in the case of a person who is not, prior to the date on which a Director Option would otherwise be granted to such person, subject to the provisions of Section 16 of the Exchange Act with respect to the equity securities of the Company, no later than the date preceding the date on which the Director Option would otherwise be granted, or (2) in any other case, no later than six (6) months prior to the date on which the Director Option would otherwise be granted.

(e)     Type of Options for Tax Purposes.  All Director Options shall be nonqualified stock options.

(f)      Exercise Price.  All Director Options shall be granted with an exercise price per share of Stock equal to 100% of the fair market value of a share of Stock on the date of grant.  For purposes of this paragraph 9(f), where there is a public market for the Stock, the fair market value per share of Stock shall be the mean of the bid and asked prices of the Stock on the date of the granting of the Director Option, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system) or, in the event the Stock is listed on the NASDAQ National Market System or a national or regional securities exchange, the fair market value per share of Stock shall be the closing price on such National Market System or exchange constituting the primary market for the Stock on the date of the granting of the Director Option, as reported in the Wall Street Journal.  If the date of the granting of a Director Option does not fall on a day on which the Stock is trading on NASDAQ, the NASDAQ National Market System or other national or regional securities exchange, the date on which the Director Option exercise price per share shall be established shall be the last day on which the Stock was so traded prior to the date of the granting of the Director Option.

(g)     Payment of Exercise Price.  All shares of the Stock acquired upon the exercise of a Director Option may be paid for with (i) cash, a check, or cash equivalent, (ii) shares of the Company’s stock owned by the Eligible Director exercising a Director Option having a value not less than the exercise price, (iii) if such an arrangement would not subject the Eligible Director to short–swing trading profits liability under section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the assignment of proceeds to the Company from the immediate sale of the shares acquired upon exercise of the Director Option, or (iv) by any combination thereof.  Notwithstanding the foregoing, a Director Option may not be exercised by tender to the Company of shares of the Company’s stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company’s stock.  Furthermore, the Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Director Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

(h)     Vesting of Director Options.  The shares of Stock subject to a Director Option may only be acquired by the Eligible Director who is granted such Director Option to the extent such shares of Stock are Vested Shares.  The shares of Stock subject to a Director Option become Vested Shares as follows:  1/5th of the total number of shares of Stock subject to a Director Option become Vested Shares one year after the date such option was granted (the “Initial Vesting Date”), provided that the Eligible Director has served continuously as a director of the Company from the date of grant of such Director Option to the Initial Vesting Date, and an additional 1/60th of the total number of shares of Stock subject to a Director Option become Vested Shares for each full calendar month of continuous service by the Eligible Director as a director following the Initial Vesting Date.  In no event shall the calculation of the number of Vested Shares under a Director Option exceed the number of shares of Stock subject to such Director Option.  Notwithstanding the foregoing, in the event of a Transfer of Control as defined in paragraph 12 below, all shares of Stock subject to an outstanding Director Option shall become Vested Shares immediately prior to the time of such Transfer of Control.  Any Director Option which is not exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

(i)      Exercise Period of Director Options.  All Director Options shall be exercisable only as to Vested Shares for a period of 10 years from the date of grant of the Director Option, subject to earlier termination in the event that (i) the individual ceases to serve as a member of the Board of Directors of the Company under the terms set forth in the agreement between the Company and the Eligible Director documenting the Director Option or (ii) a Transfer of Control occurs with respect to the Company.

(j)      Authority to Establish Additional Terms and Standard Forms of Agreement.  The Board shall have the authority from time to time in connection with the grant or amendment of Director Options to establish additional terms and conditions for the grant of such options and to approve one or more standard forms of agreement between an Eligible Director and the Company documenting the terms of a Director Option; provided, however, that such additional terms and conditions and such standard forms of agreement must be in accordance with the provisions set forth in this paragraph 9 and of the Plan in general.

10.       Fair Market Value Limitation.  To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000) (the “fair market value limitation”), such options shall be treated as nonqualified stock options.  This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.  In the event of an amendment to section 422 of the Code, the Board shall have the authority to amend this paragraph 10 to make this provision no more restrictive to the Optionee than necessary to insure qualification of the Incentive Stock Option as meeting the requirements of section 422 of the Code, as amended.  In the event an Optionee receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the fair market value limitation, the Option shall be amended, if necessary, in accordance with applicable Treasury Regulations and rulings to preserve, as the first priority, to the maximum possible extent, the status of the Option as an Incentive Stock Option and to preserve, as a second priority, to the maximum possible extent, the total number of shares of Stock subject to the Option.  The foregoing provision shall apply only to Incentive Stock Options and shall not apply to an Option which has been designated as a nonqualified stock option.

11.       Effect of Change in Stock Subject to Plan.  Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, to the Per Optionee Limit in paragraph 4 above, to Director Options pursuant to paragraph 9(b) above, and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

12.       Transfer of Control and Hostile Takeover.

(a)     A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company.  For purposes of applying this paragraph 12, the “Control Company” shall mean the Participating Company whose stock is subject to the Option.

(i)    the direct or indirect sale or exchange by the stockholders of the Control Company of all or substantially all of the stock of the Control Company where the stockholders of the Control Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company;

(ii)   a merger in which the stockholders of the Control Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company; or

(iii)  the sale, exchange, or transfer (including, without limitation, pursuant to a liquidation or dissolution) of all or substantially all of the Control Company’s assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of the Control Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

              In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation’s stock for such outstanding Options.  Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

(b)     A “Hostile Takeover” shall mean the occurrence of the following:

(i)    during any period of two (2) consecutive years beginning on or after the date hereof, the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

(ii)   any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company’s then outstanding securities other than pursuant to a transaction approved by at least two-thirds of the directors who then qualify as Incumbent Directors.

              In the event of a Hostile Takeover, each outstanding Option shall become immediately vested and exercisable in full effective immediately prior to the consummation of the Hostile Takeover.

13.       Provision of Information.  At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Stock upon the exercise of an Option.  The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.  Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

14.       Options Non-Transferable.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.  No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

15.       Transfer of Company’s Rights.  In the event any Participating Company assigns, other than by operation of law, to a third person, other than another Participating Company, any of the Participating Company’s rights to repurchase any shares of Stock acquired on the exercise of an Option, the assignee shall pay to the assigning Participating Company the value of such right as determined by the Company in the Company’s sole discretion.  Such consideration shall be in such form, including, without limitation, the performance of future services, as the Company shall determine in the Company’s sole discretion.  In the event such repurchase right is exercisable at the time of such assignment, the value of such right shall be not less than the fair market value of the shares of Stock which may be repurchased under such right (as determined by the Company) minus the repurchase price of such shares.  The requirements of this paragraph 15 regarding the minimum consideration to be received by the assigning Participating Company shall not inure to the benefit of the Optionee whose shares of Stock are being repurchased.  Failure of a Participating Company to comply with the provisions of this paragraph 15 shall not constitute a defense or otherwise prevent the exercise of the repurchase right by the assignee of such right.

16.       Termination or Amendment of Plan or Option.  The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or an Option granted under the Plan at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 11 above), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no expansion in the class of persons eligible to receive nonqualified stock options, and (d) no amendment to the Plan or an Option which in the opinion of the Board would cause the Plan to cease to comply with the requirements of Rule 16b–3.  Furthermore, the provisions of the Plan addressing eligibility for Director Options and the amount, price and timing of grants of Director Options shall not be amended more than once every six (6) months, other than to comport to changes in the Code, or the regulations thereunder.  In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

17.       Continuation of Initial Plan and Prior Plan.  Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan and Prior Plan shall remain in effect and apply to Options granted pursuant to the Initial Plan and Prior Plan, respectively.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Second Amended and Restated Fresh Choice, Inc. 1988 Stock Option Plan as duly adopted by the Board on March 24, 1993 and amended through July 12, 2001.

/S/ Joan M. Miller
Secretary

Plan History

February 28, 1989	Board of predecessor California corporation adopts Plan with share reserve of 1,000,070 shares.

November 1, 1989	Shareholders of predecessor corporation approve Plan with share reserve of 1,000,070 shares.

November 19, 1990	Board of predecessor corporation amends Plan to increase share reserve to 1,107,564 shares.

December 21, 1990	Shareholders of predecessor corporation approve share reserve increase to 1,107,564 shares.

September , 1992	Board of predecessor corporation amends Plan to increase share reserve to 2,152,656 shares.

December 4, 1992	Shareholders of predecessor corporation approve share reserve increase to 2,152,656 shares.

December 4, 1992	Share exchange of 1-for-4.1525 in connection with Delaware reincorporation results in share reserve of 518,400 shares.

March 20, 1993

Board amends and restates Plan as Second Amended and Restated 1988 Stock Option Plan to include a program of automatic option grants to non-employee directors intended to constitute a formula grant plan described in Rule 16b-3(c)(2)(ii) under the Exchange Act.

May 24, 1993	Stockholders approve Second Amended and Restated 1988 Stock Option Plan.

March 18, 1994

Board amends Plan to (1) increase share reserve to 800,000 shares, (2) add Per Optionee Limit comporting with Section 162(m) of the Internal Revenue Code, (3) add provisions comporting with new Rule 16b–3 in anticipation of election to comply with such rule, and (4) make certain other desirable revisions as appropriate for a publicly traded Delaware corporation.

May 24, 1994	Stockholders approve foregoing amendments and share reserve increase to 800,000 shares.

March 14, 1996

Board amends Plan to (1) increase share reserve to 1,500,000 shares and (2) limit the grants to non-employee Directors thereunder to a number of shares equal to $100,000 divided by the fair market value on the date of grant, up to a maximum of 10,000 shares for an initial grant, and to a number of shares equal to $50,000 divided by the fair market value on the date of grant, up to a maximum of 3,000 shares for the annual grants thereafter

August 28, 1996	Stockholders approve foregoing amendments and share reserve increase to 1,500,000 shares.

March 31, 1998	Board amends Plan to extend term until February 28, 2009.

May 21, 1998	Stockholders approve amendment to extend the term of the Plan.

July 12, 2001	Board amends Plan to include Hostile Takeover provision as Section 12(b)